UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2016

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2016, the Board of Directors of RPC, Inc. (the “Company”) appointed Amy Rollins Kreisler as a Class III Director. Mrs. Kreisler, 46, is a Trustee on The Lovett School Board of Trustees and also serves on their Executive Committee. She is Trustee on the George West Mental Health Foundation and the Skyland Trail Board of Trustees where she is also the Chairman of the Governance Committee. Additionally, she is Executive Director of the O. Wayne Rollins Foundation. Mrs. Kreisler has not been appointed to any committee of the Board of Directors and will be compensated on the same basis as the other non-employee directors. There are no transactions between Mrs. Kreisler and the Company that would be reportable under Item 404(a) of Regulation 8-K, and no arrangements or understandings with any persons pursuant to which she was selected as a director. Mrs. Kreisler is the daughter of the Chairman of the Company, R. Randall Rollins.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99 – Press Release dated October 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: October 26, 2016	/s/ Ben M. Palmer
Ben M. Palmer Vice President, Chief Financial Officer and Treasurer